Exhibit 99.5

BENEFICIAL OWNER ELECTION

Number of Subscription Rights:

The undersigned acknowledges receipt of your letter and the accompanying materials referred to in the letter relating to the offering of Beneficial Unit Certificates, or BUCs, by America First Tax Exempt Investors, L.P. (the “Company”) as described in its Prospectus, dated [               ], 2008.

I/we acknowledge that in order to effectively exercise my/our Subscription Rights through you, I/we must send a completed copy of this Beneficial Owner Election so that it is actually received by you by 5:00 p.m., Eastern Time, on [_______ __], 2008, the last business day prior to the scheduled expiration date of the Rights Offering of [_______ __], 2008 (which may be extended by the Company in its sole discretion).

These are my instructions to you regarding whether to exercise Rights to purchase the Company’s BUCs under the Rights Offering subject to the conditions set forth in the Prospectus and the related “Instructions for Use of America First Tax Exempt Investors, L.P. Subscription Rights Certificates.”

Box 1. ❑                        Please EXERCISE MY SUBSCRIPTION RIGHTS for BUCs as set forth below.

		Number of BUCs	Per BUC Subscription Price	Payment
A	Basic Subscription Privilege:	_____________ X	$[ ] =	$
B	Over-Subscription Privilege:	_____________ X	$[ ] =	$
C	Total Payment Required (sum of Payments in Line A and Line B)			$

Box 2. ❑ Payment in the following amount is enclosed $__________

Box 3. ❑ Please deduct Total payment from the following account maintained by you as follows:

____________________	___________________________________
Type of Account	Account No.

Amount to be deducted:	$__________________________________

_______________________________	_______________________________
Print Name	Signature

_______________________________	_______________________________
Print Name	Signature

Date: __________, 2008

Instructions for Completion of Beneficial Owner Election:

IF YOU WISH TO EXERCISE YOUR SUBSCRIPTION RIGHTS, complete the Beneficial Owner Election in the following manner:

1.           Mark BOX 1

2.           Complete the table following BOX 1 as follows:

(i)           Use Line A to indicate the number of BUCs you wish to purchase using your “Basic Subscription Privilege.”  Your Basic Subscription Privilege allows you to purchase one (1) BUC for each Subscription Right issued to you.  The number of Subscription Rights that you own is indicated on your Beneficial Owner Form.  You also need to calculate the subscription price for these BUCs by multiplying the number of BUCs subscribed for by $[      ] and filling in the amount in Line A.

(ii)           If you have subscribed for all of the BUCs you are entitled to buy under your Basic Subscription Privilege, you may use Line B to indicate the number of any BUCs you wish to purchase using your “Over-Subscription Privilege.”  Fill in the largest number of BUCs you desire to purchase using your Over-Subscription Privilege.  This number may be no larger than the number of BUCs you can purchase under your Basic Subscription Privilege.  You also need to calculate the subscription price for these BUCs by multiplying the number of additional BUCs subscribed for by $[      ] and filling in the amount in Line B.

(iii)           Complete Line C by showing the total subscription price of all the BUCs for which you subscribed in Line A and Line B, if any.

3.  Mark BOX 2 if you are paying the subscription price in cash.  All payments must made by a Certified or Cashier’s check drawn on a U.S. bank for the full price of all BUCs being purchased by you under both your Basic Subscription Privilege and your Over-Subscription Privilege.

4.  Mark BOX 3 if you want us to deduct the payment from your account.  Please complete your account information.

MARK BOTH BOX 2 and BOX 3 IF YOU ARE PLANNING TO PAY PARTIALLY IN CASH AND PARTIALLY WITH A DEBIT TO YOUR ACCOUNT.  CLEARLY INDICATE HOW MUCH OF THE SUBSCRIPTION PRICE YOU ARE PAYING BY EACH METHOD.

NOTE:  If your payment does not cover the full amount of BUCs for which you have subscribed under both your Basic Subscription Privilege and your Over-Subscription Privilege, or you do not specify how many BUCs you would like to purchase, we will treat your instructions to be for the maximum number of BUCs that can be purchased at the subscription price by your payment.  If your payment is larger than necessary to purchase the BUCs for which you have subscribed, we will credit any overpayment to your account.

5.  Sign your Beneficial Election Form.

6.  Deliver your Beneficial Election and payment to us not later than 5:00 p.m., Eastern Time, on [at least one business day prior to scheduled expiration date], 2008.